UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2007

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          In accordance with the retirement policy for directors of Foot Locker, Inc. (the “Company”), Purdy Crawford and Philip H. Geier Jr. resigned as directors of the Company effective at the close of the annual meeting of shareholders held on May 30, 2007. Copies of Mr. Crawford’s and Mr. Geier’s resignation letters are attached hereto as Exhibits 99.1 and 99.2, respectively.

(e)          At the annual shareholders’ meeting of the Company held on May 30, 2007, the Company’s shareholders approved the Company’s 2007 Stock Incentive Plan (the “Plan”). A summary of the terms and conditions of the Plan may be found on pages 47 – 52 of the Company’s definitive proxy statement in connection with its 2007 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 17, 2007, and such summary is hereby incorporated by reference. A copy of the Plan is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	2007 Foot Locker Stock Incentive Plan

99.1	Resignation letter of Purdy Crawford.

99.2	Resignation letter of Philip H. Geier Jr.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: June 4, 2007	By:	/s/ Gary M. Bahler
Senior Vice President, General Counsel
and Secretary